                                                                     Exhibit 7.1

                       SUBSCRIPTION AGREEMENT FACE PAGE
                              (U.S. Subscribers)
                               ----------------

                               MINERA ANDES INC.
                              (the "Corporation")

1.   Purchased Security         Special Warrants, Each Special Warrant shall
                                upon exercise or deemed exercise be converted into one unit ("Unit"). Each Unit being comprised of one common share ("Share") in the capital of the Corporation and one Share purchase warrant ("Warrant"). Each Warrant being exercisable into one Share at the price of Cdn
                                $0.20 if exercised on or before 4:30 pm (Calgary time) on the first year anniversary of the issuance date or at a price of Cdn $0.25 if exercised on or before 4:30 (Calgary time) on the second year anniversary of the issuance date
                                (subject to conditions referred to hereinafter)

2.   Price per Special Warrant  Cdn. $0.20 per Special Warrant

3.   Subscribed Number
     of Special Warrants        1,175,000
                                ------------------------------------

4.   Total Subscription Price   Cdn $235,000
                                ------------------------------------


                           PARTICULARS OF SUBSCRIBER

NOTE: THE SUBSCRIBER MUST PROVIDE THE INFORMATION REQUESTED ON THIS FACE PAGE, SIGN AND COMPLETE EACH OF THE AGREEMENT, APPENDIX "A" AND APPENDIX "B", IF APPLICABLE, AND RETURN ONE FULLY EXECUTED COPY OF EACH OF THESE DOCUMENTS WITH THE SUBSCRIPTION FUNDS PAYABLE TO THE CORPORATION.

If an Individual:                           If a Corporation:

                                            N.A. Degerstrom, Inc.
____________________________________        ------------------------------------
Full Name                                   Full Corporate Name

                                            3303 North Sullivan Road
____________________________________        ------------------------------------
Residential Address                         Head Office Address

                                            Spokane, Washington   USA      99216
____________________________________        ------------------------------------
City   Province/State     Zip Code          City   Province/State   Zip Code


____________________________________        ------------------------------------
Telephone         Telecopier                Attention

                                            1-509-928-3333    1-509-927-2010
____________________________________        ------------------------------------
Social Insurance Number                     Telephone         Telecopier

                        RELATIONSHIP TO LISTED COMPANY

Please complete the following:

The Subscriber is an "insider" of the Issuer, being a director, officer or senior employee of the Issuer or of a subsidiary, or a shareholder holding not less than 10% of the current issued share capital of the Issuer prior to this purchase:

                                      No:__________   Yes:     X
                                                           ----------

The Subscriber is considered a "Pro group" being a member of CDNX, employees of a member, partners, officers and directors of the member, affiliates of the member or associates of any parties referred to above:

                                      No:      X      Yes:__________
                                         -----------

The Subscriber owns securities of the Issuer at the date hereof:

                                      No:  _________    Yes:    X
                                                            --------

If yes, give particulars. State the number of securities of the Issuer held by the Subscriber not including this purchase:

         5,100,000 common shares, warrants to acquire _______________common
         ---------
         shares, stock options to acquire ______________ common shares and convertible debentures convertible into ___________________ common shares and (if applicable, describe any other securities held) the following: 1,213,409 common shares reserved for issuance upon exercise
                    -----------------------------------------------------------
         of a performance right.
         ----------------------
         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

THE SECURITIES TO WHICH THIS AGREEMENT RELATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS REGISTERED UNDER THE 1933 ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE USED HEREIN AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

THE SPECIAL WARRANTS AND WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A PERSON IN THE UNITED STATES OR A U.S. PERSON WITHOUT REGISTRATION OF THE SECURITIES ISSUABLE UPON THE EXERCISE OF THE SPECIAL WARRANTS AND WARRANTS UNDER THE 1933 ACT AND ALL APPLICABLE STATE SECURITIES LAW UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT.

                            SUBSCRIPTION AGREEMENT
                            ----------------------

                        Maximum Offering: Cdn $235,000

TO:               MINERA ANDES INC.
                  (the "Corporation")

          The undersigned (hereinafter referred to as the "undersigned" or "Subscriber") hereby irrevocably, subscribes for 1,175,000 special warrants (the "Special Warrants") of the Corporation for an aggregate consideration of $235,000, representing a subscription price of $0.20 (Canadian) per Special Warrant. Each Special Warrant shall entitle the holder to acquire one unit ("Unit") comprised of one common share of the Corporation ("Share") and one non-transferrable common share purchase warrant ("Warrant") at no additional cost during the period commencing on the Closing Date, as hereinafter defined, and ending at 4:30 p.m. (Calgary time) (the "Expiry Time") on the earlier of:
(i) five (5) business days after the day upon receipt of a notice from the Corporation requesting the exercise of the Special Warrants; and (ii) the date two years following the Closing Date, as hereinafter defined (such earlier date being referred to as the "Expiry Date"). Any Special Warrants not exercised prior to the Expiry Time shall be deemed to be exercised, without any further action on the part of the holder, immediately prior to the Expiry Time.

          One Warrant, upon exercise, shall entitle the Subscriber to acquire one additional common share of the Corporation ("Warrant Share") upon the payment of $0.20 (Canadian) per Warrant Share at any time until 4:30 p.m. (Calgary time) on the first anniversary of the issuance date or upon payment of $0.25 (Canadian) per Warrant at any time until 4:30 p.m. (Calgary time) on the second anniversary of the issuance date. All Warrants shall expire on the second anniversary of the issuance date (the "Warrant Expiry Date"). After the Warrant Expiry Date, the Warrant shall be void and of no value.

General Description of Special Warrants and Units
-------------------------------------------------

          The Special Warrants will be duly and validly created and issued pursuant to the terms of a special warrant certificate (the "Special Warrant Certificate").

          The Warrants will be duly and validly created and issued pursuant to the terms of a warrant certificate (the "Warrant Certificate").

          The Shares underlying the Units are listed and posted for trading on the Canadian Venture Exchange Inc. (the "Exchange") and quoted on OTC:BB. Neither the Special Warrants nor the Warrants are or will be listed or quoted on any recognized stock exchange or stock market. The Special Warrants and the securities underlying the Units, including the Shares and Warrants comprising the Units and the Warrant Shares issuable upon exercise of the Warrants, are hereinafter collectively referred to as the "Securities".

          No fractional Shares or Warrants will be issued. Any exercise of Special Warrants or Warrants which would result, but for this section, in a fraction, will be rounded down to the next whole number.

          The sale and delivery of the Special Warrants subscribed for hereby is conditional upon such sale being exempt from the prospectus and offering memorandum requirements of any applicable statute relating to the sale of such Securities or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of preparing, filing, or delivering a prospectus or an offering memorandum.

          Subscribers should note that the Securities will be subject to statutory restrictions upon resale, including hold periods and that the certificates representing such Securities will bear a legend to that effect. In addition, Subscribers should be aware that restrictions on the resale of the Securities, including additional hold periods, may be imposed by the Canadian Venture Exchange Inc. or other applicable regulatory bodies. Subscribers are advised to consult their own legal advisers in respect of restrictions on resale and the suitability of an investment in the securities offered hereby.

Subscription Procedures
-----------------------

          The Corporation's obligation to issue to a Subscriber the Special Warrants subscribed for is conditional upon receipt by Armstrong Perkins Hudson LLP, Barristers and Solicitors, 1600, 407 - 2nd Street S.W., Calgary, Alberta, T2P 2Y3, prior to11:00 a.m. (Calgary time) on Thursday, November 30, 2000, (the "Closing Date") or such other date as the Corporation shall determine of the following documents duly completed and executed by a Subscriber:

1. a Corporate Placee Registration Form (Exchange Form 4D), duly completed and executed in the form attached hereto as Appendix "A";

2.        one manually signed and completed copy of Appendix "B";

3. this Subscription Agreement duly completed and executed relating to subscription, registration, delivery and payment particulars;

4. a certified cheque, money order or bank draft payable to the Corporation for the aggregate subscription price of the Special Warrants subscribed for under this Subscription Agreement or payment of the same amount in such other manner as is acceptable to the Corporation; and

5. such other documentation as may be required by applicable securities legislation and stock exchanges to exempt the sale of the Special Warrants from the prospectus requirements.

          The Corporation shall be entitled to rely on delivery of a facsimile copy of this executed Subscription Agreement and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms hereof.

          The Corporation reserves the right to accept or reject this subscription agreement in whole or in part. In the event that the whole or a part of this subscription is rejected by the Corporation, the subscription amount or relevant portion thereof will be returned immediately to the Subscriber without interest or deduction.

Closing
-------

          The sale of the Special Warrants will be completed at the offices of the Corporation's counsel, Armstrong Perkins Hudson LLP, #1600, 407 - 2nd Street S.W., Calgary, Alberta, T2P 2Y3 on the Closing Date on or about 2:00 pm (Calgary time) ("Closing Time"), or such other time as the Corporation may determine.

Representations and Warranties of the Subscriber
------------------------------------------------

          By executing this Subscription Agreement, the Subscriber represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel, are relying thereon) as set forth below.

A.        General Representations, Warranties and Covenants

1. The Subscriber covenants, represents and warrants to and for the benefit of the Corporation that the Subscriber is in the United States or a U.S. Person (as defined in Regulation S under the 1933 Act, which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and covenants, represents and warrants to the Corporation in accordance with Appendix B of this Agreement and will properly complete, execute and deliver to the Corporation the undertakings attached as Appendix B to this Agreement.

2. The Subscriber has been independently advised as to restrictions with respect to trading in the Securities imposed by applicable securities legislation in the jurisdiction in which it resides, including in respect of any applicable hold periods and confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy and that the Securities acquired will be subject to resale restrictions.

3. The Subscriber acknowledges that the Securities have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States and may not be offered for sale, sold or otherwise transferred or assigned for value, directly or indirectly unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Corporation has no obligation or present intention to file a registration statement under the 1933 Act in respect of the Securities.

4. The Subscriber, on its own behalf (or on behalf of others for whom it is contracting hereunder) acknowledges and agrees that: (a) it (or others for whom it is contracting hereunder) has not been provided with a prospectus or with an offering memorandum as defined in the applicable securities legislation or any similar document in connection with its purchase of the Securities; (b) its decision to execute this Subscription Agreement and purchase the Special Warrants on its own behalf or on behalf of others for whom it is contracting hereunder) has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Corporation and that its decision (or the decision of others from whom it is contracting hereunder) is based entirely upon publicly available information concerning the Corporation; (c) the sale of the Special Warrants was not accompanied by any advertisement in printed media of general and regular paid circulation, radio or television; (d) it (or others for whom it is contracting hereunder) has been advised to consult its own legal advisors with respect to applicable resale restrictions and that the Subscriber (or others for whom it is contracting hereunder) is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions and the Subscriber's undertaking to the Exchanges respecting the resale of the Securities; and (e) the Securities are otherwise subject to the terms, conditions and provisions contained therein.

5. The Subscriber agrees that the Corporation may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and each beneficial purchaser of Securities for whom the Subscriber may be acting.

6. Neither the Subscriber nor any party on whose behalf it is acting has been established, formed or incorporated solely to acquire or permit the purchase of the Securities without a prospectus or registration statement in reliance on an exemption from the prospectus or registration requirements of applicable securities legislation;

7. The Subscriber and each beneficial purchaser for whom it is acting, if any, are resident in the jurisdiction set out below as the "Subscriber's Address" opposite its signature.

8. If the Subscriber sells the Securities, it will comply with the securities legislation of both the jurisdiction in which such Subscriber resides and the jurisdiction in which the person to whom such Subscriber sells the Securities resides.

9. As the Securities are subject to resale restrictions under applicable securities legislation and policies and policies of the Exchanges, the Subscriber, or in the case of a purchase by the Subscriber acting as agent for a disclosed principal, each beneficial purchaser, shall comply with all relevant securities legislation and policies and policies of the Exchanges concerning any resale of the Securities and shall consult with its own legal advisers with respect to such compliance. In addition, on resale of the Securities, the Subscriber shall provide the Corporation with an opinion from legal counsel stating that the Subscriber has an exemption to sell the Securities.

10. If an individual, he/she is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto.

11. If the undersigned is a corporation, syndicate, partnership or other form of unincorporated organization, (i) the person executing this Agreement on behalf of the undersigned has the necessary power and authorization to do so; and (ii) the investment contemplated hereby has been duly authorized by all necessary action of the undersigned; and

12. This Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber.

13. The Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it, or, where it is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of loss of its investment.

14. If required by applicable securities legislation, policy or order or securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Securities may be required, and will, at the request of the Corporation, promptly execute and deliver such other instructions or documents as may reasonably be required by the Corporation in connection with purchase of the Securities (including, without limitation, any undertaking or other document required by the Exchanges).

15. The current structure of this transaction and all transactions and activities contemplated hereunder are not a scheme to avoid the registration requirements of the 1933 Act.

16. The Subscriber is purchasing the Special Warrants for its own account for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons.

17. The Subscriber agrees not to transfer the Special Warrants, the Shares, the Warrants or the Warrant Shares otherwise than (i) to the Corporation; (ii) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act; (iii) in accordance with Rule 144 under the 1933 Act; or (iv) in a transaction that is otherwise exempt from registration under the 1933 Act and state securities laws, provided that the Corporation shall have received an opinion of counsel satisfactory to it as to the availability of the exemptions relied on and acknowledges that the certificates representing the Securities will bear a legend to that effect.

18. The Subscriber is not purchasing the Special Warrants with the knowledge of any material fact about the Corporation that has not generally been disclosed.

19. If the Subscriber is not a resident of Canada and, if it is purchasing as agent or trustee, no beneficial purchaser for whom it is acting is a resident of Canada, the Subscriber acknowledges that:

          a. no securities commission or similar regulatory authority has reviewed or passed on the merits of the Special Warrants;

          b. there is no government or other insurance covering the Securities;

          c.   there are risks associated with the purchase of the Securities;

          d. there are restrictions on the purchaser's ability to resell the Securities and it is the responsibility of the Subscriber to understand and discover what those restrictions are and to comply with them prior to selling the Securities; and

          e. it understands and accepts that the Securities are not qualified for sale or registered in any jurisdiction in Canada or the United States of America;

          f. the Securities purchased by it hereunder may not be sold or otherwise traded for a period of four months from the Closing Date (the "Term Date") or such longer period and upon such terms and conditions as applicable securities regulatory authorities may require, during which time the Securities may only be traded pursuant to an exemption from the registration and prospectus requirements of the applicable securities legislation or pursuant to an order from the applicable securities commission;

          g. the certificates evidencing the Securities purchased by it hereunder will bear a legend referring to the restrictions on resale described in subparagraph f.above and the registrar and transfer agent for the Securities will be required to not register any transfer of the Securities purchased by the subscriber hereunder except in accordance with subparagraph f. above;

          h. it complies with the provisions of all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance therewith as the Corporation may request;

     20. The Subscriber hereby irrevocably authorizes any director or officer of the Corporation to act as its representative at the closing and to execute in its name and on its behalf all closing receipt and documents required are necessary and to receive on its behalf certificates representing the Special Warrants subscribed for under this Subscription Agreement, which shall be delivered to the Subscriber on the closing date.

          The Subscriber acknowledges that the foregoing representations and warranties are made by it with the intent that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Special Warrants under relevant securities legislation. The Subscriber further agrees that by accepting the Special Warrants subscribed for pursuant hereto, at Closing Time, it shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Time with the same force and effect as if they had been made by it as at the Closing Time and will survive the completion of the sale of such Special Warrants. The Corporation shall be entitled to rely on the representations and warranties of the Subscriber contained hereto and the Subscriber further agrees to indemnify and hold harmless the Corporation and its directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all fees, costs and expenses reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith.

Miscellaneous Provisions
------------------------

          The Subscriber undertakes to notify the Corporation immediately of (i) any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time or, after the Closing Time prior to the date on which the Subscriber exercises the Special Warrant or Warrants; (ii) for Subscribers resident in the United States, its status as a "U.S. Person" until the Term Date.

          The contract arising out of this Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

          The division of this Subscription Agreement into sections, subsections, clauses, subclauses, and paragraphs and the provisions of headings for all or any thereof is for convenience of reference only and shall not affect the interpretation of this Subscription Agreement.

          In this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith: (a) words importing the singular shall include the plural and vice versa; (b) words importing gender shall include the masculine, feminine and neuter genders; and (c) references to any statute shall extend to and include any orders-in-council or regulations passed under and pursuant thereto, of any amendment or re-enactment of such statute, orders-in-council or regulations, or any statute, orders-in-counsel or regulations substantially in replacement thereof.

          Time shall be of the essence hereof.

          All dollar amounts referred to herein are references to Canadian dollars.

          Neither this Subscription Agreement nor any interest herein nor any of the rights arising hereunder may be assigned or transferred by the Subscriber in any manner, except with the prior written consent of the Corporation. Subject to the foregoing, this Subscription Agreement shall enure to the benefit of and be binding upon the heirs, executors, successors and permitted assigns of the Subscriber and on the successors and assigns of the Corporation.

          The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

          No amendment or modification of this Agreement shall be binding unless in writing and signed by all parties hereto.

          In the event that any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity or legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreement relating to the subject matter hereof except as stated or referred to herein.

                  DATED at the Town/City of Spokane in the Province/State of Washington, in the Country of United States, this 30th day of November, 2000.

N.A. Degerstrom
---------------
(Name of Subscriber - please print)

By: /s/ Michael D. Cannon
    ---------------------
   (Authorized Signature)

Secretary-Treasurer
-------------------
(Official Capacity or Title, if applicable - please print)

Michael D. Cannon
-----------------
(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

If the subscriber is signing as agent for a principal and is not a trust company or, in Alberta, a portfolio manager, in either case, purchasing as trustee or agent for accounts fully managed by it, complete the following:

                      ___________________________________
                              (Name of Principal)

                      ___________________________________
                             (Principal's address)

                      ___________________________________

Registration Instructions:                                    Delivery Instructions:
Register the Securities as set forth below:                   Deliver the  Securities as set forth below:
-------------------------------------------                   -------------------------------------------

N.A. Degerstrom, Inc.                                         N.A. Degerstrom, Inc.
-----------------------------------------------------         ---------------------------------------------------
Name                                                          Name


_____________________________________________________         ___________________________________________________
Account Reference, if applicable                              Account reference, if applicable


3303 North Sullivan Road                                      3303 North Sullivan Road
-----------------------------------------------------         ---------------------------------------------------
Address                                                       Address


Spokane, Washington   99216                                   Spokane, Washington   99216
-----------------------------------------------------         ---------------------------------------------------
City       State    Zip Code                                  City        State    Zip Code

United States of America                                      United States of America
-----------------------------------------------------         ---------------------------------------------------
Country                                                       Country


-----------------------------------------------------         ---------------------------------------------------
Contact Name                                                  Contact Name


1-509-928-3333                                                1-509-928-3333
-----------------------------------------------------         ---------------------------------------------------
Telephone Number                                              Telephone Number

                                  ACCEPTANCE

          MINERA ANDES INC. hereby accepts the above subscription as of this 30/th/ day of November, 2000.



                                                  MINERA ANDES INC.



                                                  By: /s/ Allen Ambrose
                                                      -----------------
                                                                             c/s

                                                  By:___________________________